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EXHIBIT 99.2 -- REPORT OF INDEPENDENT AUDITORS - KPMG LLP

The Board of Directors
Hispanic Broadcasting Corporation

      We have audited the consolidated statements of operations, stockholders' equity and cash flows (not presented separately herein) of Hispanic Broadcasting Corporation and subsidiaries for the year ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of their operations of Hispanic Broadcasting Corporation and subsidiaries and their cash flows for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America.

                                                  /S/ KPMG LLP

Dallas, Texas
February 10, 2000